iRhythm Technologies Announces Board Member Retirements and New Director Appointments SAN FRANCISCO, JULY 7, 2025 (GLOBE NEWSWIRE) -- iRhythm Technologies, Inc. (NASDAQ:IRTC) , a leading digital health care company focused on creating trusted solutions that detect, predict, and prevent disease, today announced the retirement of two long-serving board members, Mark Rubash and Ralph Snyderman, M.D., effective July 7, 2025. Concurrently, Karen McGinnis and Kevin O’Boyle have accepted appointments to the board of directors. Mark Rubash has served on the board since 2016, prior to the company’s initial public offering, bringing decades of experience in finance, accounting, and strategy at high-growth technology companies. Ralph Snyderman, M.D., who joined the board in 2017, brought unparalleled clinical expertise and was a driving force in leading iRhythm through complex digital technology challenges early in the company’s trajectory. The leaders decided to leave the board to pursue personal endeavors in their retirement. “It has been an extraordinary privilege to serve on the board of iRhythm during a period of tremendous growth and maturation,” said Mr. Rubash. “I’ve seen firsthand how this company continues to pioneer, evolve, and put its values into action. I leave with incredible confidence in management, the board, and the company’s bright future.” Dr. Snyderman added, “The eight years I’ve spent on the board of iRhythm have provided some of the most rewarding experiences of my professional life. I’m extremely proud of what iRhythm has accomplished for the benefit of millions of patients globally and am excited to watch the company execute its long-range plan and innovate into the future.” iRhythm’s newly appointed board members bring deep financial expertise, business acumen, and strategic operational experience from within the medical and biotechnology industry. With their appointment to the board of directors, both Mr. O’Boyle and Ms. McGinnis have also been appointed to serve as members of the Company’s Audit Committee, and Mr. O’Boyle will serve as a member of the Nominating & Governance Committee. “We are profoundly grateful to Mark and Ralph for their service, wisdom, and steadfast leadership during the better part of a decade, playing crucial roles in the establishment of iRhythm as a pioneer in ambulatory cardiac monitoring and digital health innovation,” said Abhi Talwalkar, Chairman of the Board of Directors. “Their guidance has helped navigate a period of substantial company maturation while also helping to shape iRhythm’s long-term vision. At the same time, we are thrilled to welcome Karen and Kevin, whose extensive experiences, global expertise, and unique insights at global medical companies will be invaluable as we enter our next phase of growth.” About Karen McGinnis Karen McGinnis is an accomplished senior executive and board member with over three decades of experience leading complex international companies across biotechnology, consumer electronics, semiconductor, and technology industries. She has demonstrated expertise in driving results for organizations ranging from under $100 million to over $5 billion in annual revenue, with a proven track record in both growth and turnaround situations. Her most recent executive role was Chief Accounting Officer at Illumina, Inc. (NASDAQ: ILMN) from 2017 to 2021, where she led global accounting and tax operations for the genomics leader. Previously, she served as CEO, board member, and CFO of Mad Catz Interactive, a manufacturing gaming brand of interactive entertainment and computer products, where she successfully executed a global restructuring plan that reduced annual operating expenses and navigated complex liquidation proceedings across eight countries. Throughout her career, Ms. McGinnis has built a reputation as a hands-on leader focused on building quality teams, implementing key processes, and maintaining the highest standards of integrity and ethics. Her extensive experience spans strategic planning, acquisitions and integrations, capital raises including IPOs, SEC reporting and compliance, and international operations. McGinnis currently serves on multiple public company boards, including as board member and Audit Committee Chair at Alphatec Holdings (NASDAQ: ATEC) and Absci Corporation (NASDAQ: ABSI), where she previously served as Lead Independent Director. Ms. McGinnis holds a bachelor’s degree in accounting from the University of Oklahoma and is a Certified Public Accountant. About Kevin O’Boyle Kevin O'Boyle brings over 20 years of executive leadership experience, most notably as Executive Vice President and Chief Financial Officer at NuVasive, where he helped grow the company's market capitalization from $100 million to $2 billion. Under his financial leadership, NuVasive met or exceeded Wall Street expectations for 23 consecutive quarters while achieving an average compound annual growth rate of over 45 percent and expanding Wall Street research coverage from four to 24 analysts. His executive experience also includes CFO and COO roles at Advanced BioHealing, ChromaVision Medical Systems, and Albert Fisher. Mr. O'Boyle has served on the boards of directors of multiple public companies over the past decade, notably as Chairman of GenMark Molecular Diagnostics (acquired by Roche) and Audit Committee Chair roles at Wright Medical Group (acquired by Stryker), ZELTIQ (acquired by Allergan), and Nevro (acquired by Globus Medical). He currently serves as Audit Committee Chair at Outset Medical (NASDAQ: OM) and Carlsmed. Mr. O'Boyle holds a bachelor’s degree in accounting from Rochester Institute of Technology and completed executive management studies at UCLA Anderson School of Management. About iRhythm Technologies iRhythm is a leading digital health care company that creates trusted solutions that detect, predict, and prevent disease. Combining wearable biosensors and cloud-based data analytics with powerful proprietary algorithms, iRhythm distills data from millions of heartbeats into clinically actionable information. Through a relentless focus on patient care, iRhythm’s vision is to deliver better data, better insights, and better health for all. Investor Contact Stephanie Zhadkevich investors@irhythmtech.com Media Contact Kassandra Perry irhythm@highwirepr.com